UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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INTAC INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTAC INTERNATIONAL, INC.
Unit 6-7, 32/F., Laws Commercial Plaza
788 Cheung Sha Wan Road
Kowloon, Hong Kong

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 8, 2005

TO THE STOCKHOLDERS:

Notice is hereby given that the 2005 Annual Meeting of the Stockholders (the “Annual Meeting”) of INTAC International, Inc. (“INTAC” or the “Company”) will be held at the Company’s offices at R510 East Wing, Beijing Capital Times Square, No. 88 Xi Chang’an Jie, Beijing 100031, People’s Republic of China, on June 8, 2005 at 9:30 a.m. Beijing time, for the following purposes:

1.               To elect six directors to serve on the Board of Directors of the Company (the “Board of Directors”) until the Company’s next annual meeting of stockholders or until their earlier resignation, removal or death;

2.               To ratify the appointment of KBA Group LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

3.               To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 22, 2005 (the “Record Date”) as the record date for determining the stockholders having the right to vote at the Annual Meeting or any adjournment thereof. The transfer books of the Company will not be closed, but only holders of record of the Company’s common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the offices of the Company at R510 East Wing, Beijing Capital Times Square, No. 88 Xi Chang’an Jie, Beijing 100031, People’s Republic of China for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors and will be voted as indicated in the accompanying proxy statement and proxy.  Please return your completed proxy to the Secretary of the Company at 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248, U.S.A.  You may revoke your proxy at any time prior to its exercise.  If present at the Annual Meeting, you may withdraw your proxy and vote in person.

By order of the Board of Directors,

Wei Zhou, Secretary, President and Chief Executive Officer

Dallas, Texas

May 10, 2005

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS OF INTAC INTERNATIONAL, INC. REGARDLESS OF WHETHER YOU PLAN TO ATTEND.  THEREFORE, PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT AS DESCRIBED ABOVE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY FOLLOWING THE PROCEDURE DESCRIBED IN THE PROXY STATEMENT.

INTAC INTERNATIONAL, INC.
Unit 6-7, 32/F., Laws Commercial Plaza
788 Cheung Sha Wan Road
Kowloon, Hong Kong

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 8, 2005

This proxy statement and the accompanying proxy are furnished in connection with the solicitation by the Board of Directors of INTAC International, Inc. of proxies for the 2005 Annual Meeting of Stockholders to be held at the Company’s offices at R510 East Wing, Beijing Capital Times Square, No. 88 Xi Chang’an Jie, Beijing 100031, People’s Republic of China, on June 8, 2005 at 9:30 a.m. Beijing time and at any adjournment thereof.

This proxy statement and the proxy were first mailed to stockholders on or about May 10, 2005.

If the proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made solely by mail at the Company’s expense. The Company will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

Voting Stock and Record Date

Only stockholders of record of the common stock of the Company on the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, we had 22,121,455 shares of our common stock outstanding, with each holder of common stock entitled to cast one vote for each share of common stock then registered in such holder’s name.

Quorum and Voting

The presence at the Annual Meeting, in person or by proxy, of the holders of common stock holding in the aggregate a majority of the voting power of the Company’s common stock entitled to vote shall constitute a quorum at the Annual Meeting for the transaction of business. If a quorum is not present (either in person or by proxy), the stockholders entitled to vote who are present in person or by proxy have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting, until a quorum is present.  At any adjourned Annual Meeting at which a quorum is present in person or by proxy, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company’s transfer agent, Securities Transfer Corporation, and will determine whether or not a quorum is present.  Abstentions and broker non-votes are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business.

The election of directors will be determined by plurality vote and the ratification of the appointment of KBA Group LLP will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal.  Abstentions and broker non-votes will not count as a vote cast with respect to these proposals and, therefore, will have a neutral effect on the election of directors and the proposal to ratify the selection of independent auditors.

Stockholders of Record

If your shares are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.  As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.  The Company has enclosed a proxy for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of the brokerage firm or custodian.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.

Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.  Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Voting in Person

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting.   Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker trustee or nominee that holds your shares giving you the right to vote the shares.   Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

Default Voting

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy.  If you properly complete and return a proxy but do not indicate any contrary voting instructions, your shares will be voted “FOR” all proposals listed in the Notice of Annual Meeting of Stockholders and in the discretion of the holder of the proxy with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement.  If the Company proposes to adjourn the Annual Meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment.  The Board of Directors knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this proxy statement to be presented for consideration at the Annual Meeting.

Revocation of Proxy

A stockholder executing and returning a proxy may revoke it at anytime before it is exercised at the Annual Meeting by giving written notice of the revocation to the Secretary of the Company or by executing and delivering to the Secretary of the Company a later dated proxy.  Attendance at the Annual Meeting will not be effective to revoke the proxy unless written notice of revocation has also been delivered to the Secretary of the Company before the proxy is exercised.  If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the recordholder of those shares, you may only revoke the voting of those shares in accordance with your instructions if such record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

PROPOSAL 1.

ELECTION OF DIRECTORS

The number of directors constituting the full Board of Directors currently is seven, and the term of each director expires at the Annual Meeting, subject to election of his successor or his resignation, removal or death.  Qi Feng, a current director, has elected not to stand for re-election at the Annual Meeting and has tendered his resignation from the Board of Directors effective as of the date of the Annual Meeting.  Mr. Feng has not expressed any disagreement with the Company involving any aspect of the Company’s operations, internal controls, policies or practices and the Company is not aware of any such basis for Mr. Feng’s resignation.  The Board of Directors has accepted Mr. Feng’s resignation and, in accordance with the bylaws of the Company, set the number of directors constituting the full Board of Directors at six effective as of the date of the Annual Meeting.  The Board of Directors proposes the six following nominees, each of whom currently is serving on the Board of Directors, be re-elected to the Board of Directors to serve until the expiration of their terms at the 2006 annual meeting of stockholders or, if earlier, upon their death, resignation or removal:

Wei Zhou, J. David Darnell, Theodore P. Botts, Kevin Jones, Dr. Heinz-Gerd Stein and Larrie A. Weil (each, a “Director Nominee”).  Each of the Director Nominees has consented to serve if elected.  If any Director Nominee becomes unavailable to serve as a director, the Board of Directors may designate a substitute director nominee.  In that case, the persons named as proxies will vote for the substitute director nominee designated by the Board of Directors.  The Board of Directors does not presently contemplate that any Director Nominee will become unavailable for election.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the Director Nominees.  A properly executed proxy marked “Withhold authority” with respect to the election of one or more of the Director Nominees will not be voted with respect to the Director Nominee or Director Nominees indicated, although it will be counted for purposes of determining whether there is a quorum.

The Board of Directors recommends a vote FOR the election of each of the Director Nominees.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the Director Nominees, Mr. Feng, a current director of the Company who is  not standing for re-election at the 2005 Annual Meeting, and the Company’s Executive Officers:

Name	Age	Position

Wei Zhou	35	Chief Executive Officer, President, Secretary and Director (Principal Executive Officer)

J. David Darnell	59	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

Theodore P. Botts	59	Director

Qi Feng	41	Director (1)

Kevin Jones	56	Director

Dr. Heinz-Gerd Stein	64	Director

Larrie A. Weil	61	Director

(1)          Is not standing for re-election at the 2005 Annual Meeting.

Wei Zhou has served as our Chief Executive Officer, President and Secretary since October 2001.  Mr. Zhou became a director on October 12, 2001. Mr. Zhou is responsible for all of our day-to-day operations, including developing strategic plans for the business, building relationships and alliances with customers, suppliers and strategic partners, overseeing the sales and marketing activities of the business, and managing the operations of our offices in China (Hong Kong, Beijing and Tianjin) and Germany. From January 1997 through September 27, 2001, Mr. Zhou served as Managing Director of Tai Pan Trading GmbH, a Frankfurt, Germany-based enterprise that distributes mobile telecommunications equipment worldwide.  Mr. Zhou plays a key oversight role in INTAC’s redirection from the traditional distribution of premium brand wireless handsets to its new Internet joint venture, Beijing Intac Purun Educational Development Ltd.

J. David Darnell became our Senior Vice President and Chief Financial Office in June of 2002.  From November 2000 to May 2002, Mr. Darnell served as Senior Vice President and Chief Financial Officer of Nucentrix Broadband Networks, Inc., a publicly-held provider of broadband wireless Internet and multichannel video services. Mr. Darnell became one of our directors on October 15, 2001. From 1997 to October 2000, he served as Senior Vice President and Chief Financial Officer of ILD Telecommunications, Inc., a nationwide facilities-based provider of prepaid phone services and telecommunications outsourcing services. From 1993 to 1997, Mr. Darnell was Senior Vice President, Finance and Chief

Financial Officer for SA Telecommunications, Inc., a publicly held, full-service interexchange carrier that provided a wide range of telecommunications services. From 1990 to 1993, Mr. Darnell served as Chief Financial Officer of Messagephone, Inc., a telecommunications technology and intellectual property firm. Mr. Darnell is a certified public accountant.

Theodore P. Botts is a private financial advisor, providing strategic and financial advice to individuals and companies since 2000 through his Kensington Gate Capital firm.  Mr. Botts became a director on December 16, 2002. Mr. Botts serves as the President, Chief Executive Officer and a member of the board of directors of Stereo Vision Entertainment, Inc., a Nevada corporation.  From 1998 to 2000, he served as the Managing Director for UBS Warburg’s Latin American Corporate Finance, with generalist corporate finance activities.  From 1994 to 1997, he served in a similar position for UBS Securities.  From 1988 to 1993, he was the Managing Director and Head of International Corporate Finance of UBS Limited, managing the group responsible for the development and execution of corporate finance business in Continental Europe.

Qi Feng was co-founder and a non-executive director of Tom.com Ltd, the leading Chinese language media group in the Greater China region, and served that company until December 2003.  Mr. Feng became a director on March 3, 2004.  During his tenure at Tom.com, Mr. Feng managed the company’s online business unit and assisted in its IPO effort.  He also successfully led the effort to build the eCommerce infrastructure for Tom.com.  Since 1994, Mr. Feng has served as a project director on the board of Horizon Victoria Ltd., a company specialized in investment consulting in mainland China.  Mr. Feng received his B.S. in Electrical Engineering from Beijing University of Posts and Telecommunications in 1987.

Kevin Jones is a director of Ermgassen & Co. in London, UK, a leading independent investment banking advisory firm focusing on cross-border mergers and acquisitions and corporate finance.  Mr. Jones became a director on March 3, 2004.  He is a non-executive director of Foreign & Colonial Pacific PLC and Willoughby Mapping and an adviser to Hayco Ltd. and to several Indian companies.  Mr. Jones was a consultant for 25 years.  From 1983 to 1992, he was a partner of McKinsey & Co., based in Tokyo.  From 1992 to 1998, he was a partner of Booz-Allen & Hamilton, where he was responsible for developing the firm’s practice in China, South Korea and Taiwan.  He speaks several languages, including Japanese and Mandarin.

Dr. Heinz-Gerd Stein served as Chief Financial Officer and was a member of the Executive Board of ThyssenKrupp AG in Germany until his retirement in September 2002.  Dr. Stein became a director on December 16, 2002.  Dr. Stein joined Thyssen AG, later known as ThyssenKrupp AG, in 1966 within their tax department and progressed to Head of the Finance Department and ultimately Chief Financial Officer and Member of the Executive Board.  He is a currently a member of the supervisory and advisory boards of several German companies.

Larrie A. Weil is Senior Managing Director of Howard Frazier Barker Elliott, Inc. in Dallas, Texas and has been a senior executive in major regional investment banking firms for 35 years. Mr. Weil became a director on March 3, 2004. From 1996 to 2002, he was the Executive Vice President and Head of Investment Banking for Southwest Securities, Inc., a publicly traded securities firm that offers a complete range of investment services including access to the capital markets.  In addition, Mr. Weil has served as a director on the boards of public and private companies, as well as on securities industry committees.

CORPORATE GOVERNANCE

Board of Directors

Theodore P. Botts, Qi Feng, Kevin Jones, Dr. Heinz-Gerd Stein and Larrie A. Weil, each satisfy the independence requirements of The Nasdaq Stock Market Inc. (“Nasdaq”) and together comprise a majority of the directors on the Board of Directors.  Mr. Feng is not standing for re-election to the Board of Directors. Following the Annual Meeting, and assuming the approval of the Director Nominees, the Board of Directors will continue to be composed of a majority of independent directors.

Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director. During the fiscal year ended December 31, 2004, our Board of Directors held five meetings and took action by unanimous written consent five times. Each of our directors attended at least 80% of the total of all such meetings at the time they were directors, except Kevin Jones, who attended two of the five meetings, and Qi Feng, who did not attend any of the meetings.  Directors are encouraged but not required to attend annual meetings of the Company’s stockholders. We held an annual stockholders meeting on June 8, 2004 where Messrs. Zhou, Botts, Darnell and Weil were in attendance and our stockholders approved the election of directors and ratified the appointment of KBA Group LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

Board of Directors Committees

INTAC is a “controlled company” as defined under the rules of Nasdaq because more than 50% of our voting power is held by an individual, a group or another company.  See “Security Ownership of Certain Beneficial Owners and Management.”  As a “controlled company,” we are exempt from Nasdaq’s requirements with respect to (i) having a majority of independent directors on our Board of Directors (although we voluntarily comply with such standard), (ii) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors and (iii) having nominees for director selected or recommended for selection by a majority of the independent directors or a committee composed solely of independent directors.

The Board of Directors established the Company’s single standing committee, the audit committee (the “Audit Committee”), on December 16, 2002 and adopted a written charter to govern such committee, a copy of which is available on the Company’s website at www.intac-asia.com.  In accordance with the charter, all members of the Audit Committee are independent as defined in the applicable rules and regulations of Nasdaq, are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise and experience as required by Nasdaq.  The Audit Committee is also comprised entirely of “independent directors” as required by Section 301 of the Sarbanes-Oxley Act of 2002.  The chairman of the Audit Committee is Mr. Botts and Dr. Stein is the Audit Committee’s “financial expert” as such term is defined in Item 401 of Regulation S-K of the Securities Exchange Act of 1934.  Mr. Weil also serves as a member of the Audit Committee.

The Audit Committee devotes attention to specific subjects and assists the Board of Directors in the discharge of its responsibilities.  The Audit Committee recommends to the Board of Directors the appointment of the firm selected to serve as the independent auditors for the Company and its subsidiaries and monitors the performance of any such firm. It also reviews and approves the scope of the audit and evaluates, with the independent auditors, the Company’s audit and annual financial statements, reviews with management the status of internal accounting controls, evaluates issues having a potential financial impact on the Company, which may be brought to the Audit Committee’s attention by management, the independent auditors, or the Board of Directors, and evaluates public financial reporting documents of the Company. During the fiscal year ended December 31, 2004, the Audit Committee met eight times.

The Board of Directors does not have a designated compensation committee.  Director and officer compensation decisions are made by the full Board of Directors.  See “Compensation of Directors” and “Executive Compensation.”

The Board of Directors does not have a nominating committee as director nominations are made by the Board of Directors as a whole.  The Board of Directors believes it is in the best interests of the Company to avail itself of the extensive business and other experience of each member of the Board of Directors in evaluating potential candidates to serve as directors.

Director nominees are recommended to the full Board of Directors by the Company’s Chairman and Chief Executive Officer, Wei Zhou. In identifying nominees for director, Mr. Zhou considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board of Directors and in the context of the perceived needs of the Company at the time, including the following experience and personal attributes: stockholder-orientation; financial acumen; general business experience; industry knowledge; diversity; special business experience and expertise; leadership abilities; high ethical standards; independence; interpersonal skills; and overall effectiveness. With respect to the selection of the Director Nominees, Mr. Zhou has recommended that the Board of Directors nominate each Director Nominee.

The Company does not have a formal policy by which stockholders may recommend director candidates, but the Board of Directors will consider appropriate candidates recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248, U.S.A. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must be received by the Company at least 120 days before the date of the Company’s proxy statement released to stockholders for the prior years’ annual meeting, and must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications. Candidates recommended for election to the Board of Directors must be independent as defined by the applicable requirements of Nasdaq and financially literate, and will be subject to review based on the criteria described above.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Secretary of the Company at 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248 U.S.A. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication,” “Stockholder-Director Communication” or “Director Nominee Recommendation.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of INTAC International, Inc.:

We have reviewed and discussed the audited, consolidated financial statements of the Company and its subsidiaries to be set forth in the Company’s 2004 Annual Report to Stockholders and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with management of the Company and KBA Group LLP, the Company’s independent auditors for the year ended December 31, 2004.  We have also discussed with KBA Group LLP, among other items, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” Statement on Auditing Standards No. 99, “Consideration of Fraud in a Financial Statement Audit” and Securities and Exchange Commission (the “SEC”) rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a.  In addition, we have received the written disclosures and the letter from KBA Group LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and have discussed with KBA Group LLP its independence from the Company.

Based on the review and discussions with management of the Company and KBA Group LLP referred to above, we recommended to the Board of Directors that the Company publish the audited, consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2004 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Company’s independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent public accountants with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Theodore P. Botts, Chairman
Dr. Heinz-Gerd Stein
Larrie A. Weil

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected KBA Group LLP (“KBA”) as the independent auditors of INTAC for the fiscal year ending December 31, 2005.  Stockholders are being asked to ratify the appointment of KBA at the Annual Meeting, pursuant to proposal 2.

Representatives of KBA are expected to be present at the Annual Meeting.  KBA representatives will be given the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions at the Annual Meeting.

On May 15, 2002, we engaged King Griffin & Adamson P.C. (“KGA”) as our independent accountants.  Our Audit Committee directed and approved the decision to engage KGA.

On March 7, 2003, we filed a report on Form 8-K advising that KGA had resigned to allow its successor entity, KBA Group LLP, to be engaged as our independent accountants.  Our Audit Committee approved the engagement of KBA Group LLP as the Company’s new independent accountants effective as of March 1, 2003.  KGA did not issue any reports on our financial statements for any fiscal years prior to its resignation.  In connection with KGA’s review of our interim financial statements through February 28, 2003, there were no disagreements with KGA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KGA, would have caused KGA to make reference to such disagreements for those interim periods.  In its letter dated March 6, 2003 to the SEC, KGA stated that it agreed with the statements in this paragraph.  This letter was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on March 7, 2003.  As KBA Group LLP is a successor entity to KGA, the section addressing consultation of the newly engaged independent accountants is not applicable.

Audit Fees

KBA was the Company’s independent auditors for 2004 and 2003.  The fees billed to the Company by KBA are shown in the table below.

	Year Ended December 31,
	2004	2003

Audit fees	$239,148	$103,850
Audit-related fees	42,390	—
Tax fees	5,000	7,500
All other fees	—
	$286,538	$111,350

Audit fees consist of fees billed for professional services rendered by KBA for the audit of the Company’s annual financial statements and the Company’s internal controls over financial reporting, reviews of the financial statements included in the Company’s quarterly reports and services that are normally provided in connection with statutory and regulatory filings.

Audit-related fees consist of fees billed for assurance and related services by KBA that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax fees consist of fees billed for professional services provided by KBA for tax compliance, tax advice and tax planning.

All other fees consist of fees for products and services provided by KBA, other than for services reported above.

Pre-Approval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) the Company’s independent auditors provide.  All audit, audit-related and tax services rendered by KBA in 2004 were approved by the Audit Committee before KBA was engaged for such services.  No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).  Consultation and approval of such services for 2004 occurred during the regularly scheduled meetings of the Audit Committee and the Audit Committee determined that KBA retained its independence throughout 2004.

COMPENSATION OF DIRECTORS

Our bylaws specifically grant to the Board of Directors the authority to fix the compensation of the directors. The directors currently are serving without any compensation, and have not received any compensation since their re-election in 2004, for service as directors.  Upon, and subject to, their re-election as directors at the Annual Meeting, each non-employee director nominee will be granted options to purchase 25,000 shares of the Company’s common stock as compensation for serving as directors during their prior term.  These options will have an exercise price equal to the closing price of the Company’s common stock as reported on The Nasdaq SmallCap Market on the date of the grant and will vest and become exercisable in two equal installments on the first two anniversary dates following the date of the grant.

From and after the Annual Meeting, each non-employee director who serves as a member of the Board of Directors will receive an annual cash retainer of $15,000 payable quarterly in arrears for service as a director, provided such director attends at least 75% of the meetings of the Board of Directors in such fiscal quarter.  If any director fails to receive a quarterly payment of his retainer because such director failed to attend at least 75% of the meetings of the Board of Directors held in such fiscal quarter, but the director attends at least 75% of the meetings of the Board of Directors held during the entire fiscal year, then such director shall receive his quarterly retainer payment for the fourth quarter as well as all prior quarterly retainer payments for the fiscal year previously withheld.  If a director resigns, is removed, fails to stand for re-election or otherwise ceases to serve as director during any fiscal quarter, such director will receive a prorated portion of his retainer for such quarter, subject to satisfying the other conditions to receiving the retainer.  Each non-employee director also will receive (i) $1,000 for service on each committee of the Board of Directors of which he is a member payable upon appointment and upon each anniversary of such appointment so long as he remains a member of such committee, (ii) an annual cash retainer of $5,000 for service as chairman of the Audit Committee payable upon appointment and each anniversary of such appointment so long as he remains chairman and (iii) $3,000 for service as chairman of any other committee of the Board of Directors payable upon appointment and each anniversary of such appointment so long as he remains chairman.  Each director also is reimbursed for all ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee of the Board of Directors.

During 2004, each of Messrs. Feng, Jones and Weil were awarded options to purchase 50,000 shares of the Company’s common stock pursuant to the Company’s 2001 Long Term Incentive Plan (the “2001 LTIP”).  Messrs. Jones’ and Weil’s stock options have an exercise price of $15.75 per share and the stock options awarded to Mr. Feng have an exercise price of $14.72 per share, in each case the closing price for our common stock as reported on The Nasdaq Small Cap Market on the date of grant (March 2, 2004, and March 11, 2004, respectively).  These stock options vest and become exercisable in three equal annual installments on the first three anniversary dates following the date of grant.  These options also immediately vest and become exercisable in the event of a change in control of INTAC, as described later in this proxy statement under the heading “Change in Control Arrangements.”

Effective June 8, 2005 upon his resignation as director, Mr. Feng will forfeit his options to purchase 33,333 shares of the Company’s common stock which are not currently exercisable.  Mr. Feng must exercise his vested options to purchase 16,667 shares of the Company’s common stock within three months of his resignation or forfeit such vested options to purchase the Company’s common stock.

From and after the Annual Meeting, each non-employee director will receive (i) options to purchase 50,000 shares of the Company’s common stock upon such director’s initial election to the Board of Directors and (ii) options to purchase an additional 12,500 shares of the Company’s common stock upon each such director’s annual re-election to the Board of Directors.  Each such option will be granted pursuant to the 2001 LTIP, will vest and will become exercisable in three equal installments on the first three anniversary dates following the date of the grant, and will have an exercise price equal to the closing price of the Company’s common stock as reported on The Nasdaq SmallCap Market on the date of the grant.

EXECUTIVE COMPENSATION

The following table provides summary information concerning compensation paid by us to our Chief Executive Officer and other executive officers who earned more than $100,000 in salary and bonus for all services rendered in all capacities during the fiscal years 2004, 2003 and 2002 (the “Named Executive Officers”).

Summary Compensation Table (1)

							Long Term Compensation
		Annual Compensation					Restricted		Securities
Name and principal position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)(2)	Stock Awards ($)		Underlying Options/SARs (#)		All Other Compensation ($)

Wei Zhou	2004	120,000		—		—	—		—		—
President and Chief	2003	120,000		—		—	—		—		—
Executive Officer	2002	120,000		—		—	—		—		—

J. David Darnell	2004	175,000		25,000		—	—		—		—
Senior Vice President and	2003	175,000		25,000		—	—		—		—
Chief Financial Officer	2002	97,222	(3)	13,896	(3)	—	700,000	(4)	300,000	(5)	—

(1)          Other than Mr. Zhou and Mr. Darnell, no other employee of the Company received an annual salary of more than $100,000 during fiscal years 2004, 2003 or 2002.

(2)          Other annual compensation not properly categorized as salary or bonus (e.g., perquisites and other personal benefits) has been omitted for the Named Executive Officers because the aggregate amount of this other annual compensation was less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the Named Executive Officers in fiscal years 2004, 2003 and 2002.

(3)          Mr. Darnell was first employed by INTAC in June 2002. Mr. Darnell’s annualized salary for fiscal year 2002 was $175,000 with a guaranteed annualized bonus of $25,000.

(4)          As an inducement to his employment with the Company, Mr. Darnell was awarded a restricted stock award of 200,000 shares of the Company’s common stock on July 29, 2002. This restricted stock award vests in three equal annual installments on the first three anniversary dates from the date of grant.  The total market value of the stock award totaled $700,000 at the date of grant based on the price of our common stock as of such date as reported on the NASD’s Over-the-Counter Bulletin Board (the “OTCBB”).  As of fiscal year end 2004, Mr. Darnell held an award for 68,000 restricted shares of the Company’s common stock which had not vested, with a total market value of the stock of $884,000 based on a price of $13.00 per share as reported on the Nasdaq SmallCap Market as of December 31, 2004.

(5)          On July 29, 2002, Mr. Darnell was awarded an option to purchase 300,000 shares of the Company’s common stock at an exercise price of $3.50 per share (the price of our common stock as of such date as reported on the OTCBB) under the 2001 LTIP. This stock option vests in three equal annual installments on the first three anniversary dates following the date of grant.

Options/SAR Grants

We did not grant any stock appreciation rights (“SARS”) or stock options to any Named Executive Officers during fiscal year 2004.

Aggregated Option/SAR Exercises in 2004 and Year-End Option/SAR Values

The following table provides information about the number and value of unexercised options for the Named Executive Officers as of December 31, 2004.  No Named Executive Officers exercised any stock options during 2004 and no SARs have been granted.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2004 (#) Exerciseable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at December 31, 2004 ($) Exercisable/Unexerciseable (1)

J. David Darnell	0	0	200,000/100,000	1,900,000/950,000

(1)          Based on the closing price ($13.00) of our common stock on December 31, 2004, as reported on The Nasdaq SmallCap Market.

Employment contracts

On October 16, 2001, we entered into an employment agreement with Wei Zhou to serve as our Chief Executive Officer and President. The initial term of the agreement was effective through October 16, 2004 and the agreement automatically renews for successive one-year terms.  Under the agreement, Mr. Zhou receives a base salary of $120,000 per year and is entitled to receive an annual bonus at the discretion of the Board of Directors. The agreement with Mr. Zhou may be terminated by us at any time for cause as such term is defined in the employment agreement. However, if Mr. Zhou’s employment is terminated by us without cause (as such term is defined in the employment agreement), we are obligated to pay Mr. Zhou compensation earned through the date of termination plus a severance payment equal to 12 months base salary. If Mr. Zhou’s employment is terminated for cause, by mutual agreement, or upon death or disability, he will be paid his annual base salary, a lump sum payment for all earned and unused benefits through the date of termination and any vested pension or retirement benefits.

On June 11, 2002, we entered into an employment agreement with J. David Darnell to serve as our Senior Vice President and Chief Financial Officer. The initial term of the agreement was effective through June 11, 2005.  The agreement automatically renews for successive one-year periods unless we permit the agreement to expire upon the giving of written notice to Mr. Darnell at least 365 days prior to the expiration of the original term or any successive term.  We have not provided any such notice to date and, therefore, Mr. Darnell’s employment agreement currently is effective through June 11, 2006. Under the agreement, Mr. Darnell receives a base salary of $175,000 per year and a guaranteed annual cash bonus of $25,000. The agreement with Mr. Darnell may be terminated by us at any time for cause as such term is defined in the employment agreement. However, if Mr. Darnell’s employment is terminated by us without cause (as such term is defined in the employment agreement), we are obligated to pay Mr. Darnell compensation earned through the date of termination plus a severance payment equal to 12 months base salary from the date of termination payable as if he had remained an employee of the Company plus the amount of the guaranteed annual cash bonus that would have accrued had he remained with the Company through the first anniversary of the date of termination. If Mr. Darnell’s employment is terminated for cause, by mutual agreement, or upon death or disability, he will be paid his annual base salary and a lump sum payment for all earned and unused benefits, in each case through the date of termination, plus his annual guaranteed cash bonus earned as of the date of termination (prorated for any year less than a full calendar year), and any vested pension or retirement plan.

Change in Control Arrangements

The Company maintains the 2001 LTIP which provides for the award of stock options to non-employee directors, officers, key employees and consultants of the Company and its affiliates.  To the extent not otherwise provided by a recipient’s option award agreement, upon a change in control of the Company (as defined in the 2001 LTIP) the Board of Directors may (i) cause an outstanding option to be assumed by, or substituted for securities of, the successor entity or (ii) provide for such adjustments to the terms and conditions of the option as it deems appropriate including, without limitation, (a) accelerating the vesting or exercisability of the option and/or (b) providing for the cancellation of the option and its automatic conversion into the right to receive securities, cash and/or other consideration.  With respect to an outstanding option to which the Board of Directors does not take any of the actions described above, such option will vest and become exercisable immediately prior to the consummation of the change in control of the Company.

The restricted stock award agreement between the Company and Mr. Darnell dated July 29, 2002 provides that any unvested restricted stock awards under the agreement will immediately vest upon a change in control of the Company (as such term is defined in the stock award agreement).

BOARD OF DIRECTORS COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

The full Board of Directors made executive compensation decisions in lieu of a compensation committee during 2004.  Mr. Zhou, the Chief Executive Officer and President of the Company, served on the Board of Directors during all of 2004 and participated in the deliberations regarding the compensation of Mr. Darnell, the Company’s only other executive officer; Mr. Zhou removed himself from deliberations regarding his own compensation.  During 2004, none of INTAC’s executive officers served on the board of directors or compensation committee of any entities whose directors or officers serve on INTAC’s Board of Directors.

BOARD OF DIRECTORS COMPENSATION REPORT

The Board of Directors has overall responsibility for compensation actions affecting INTAC’s executive officers. The Board of Director’s duties include approving base salaries, setting incentive compensation targets and discretionary bonus amounts, and administering executive compensation plans.

General Compensation Philosophy

The Board of Directors believes that compensation to INTAC’s executive officers should be designed to encourage and reward management’s efforts to preserve, develop and enhance INTAC’s Career Development Services and Distribution Business in accordance with the Company’s business and strategic objectives and to maximize stockholder value. Compensation criteria are evaluated annually to ensure that they are appropriate and consistent with INTAC’s business and strategic objectives. INTAC’s compensation policies and programs are intended to:

•                                          ensure competitive levels of compensation to allow us to attract and retain superior executive talent, and motivate those executives to successfully lead INTAC in the challenging and competitive China market,

•                                          align executive compensation with sustainable increases in and the preservation of stockholder value, and

•                                          provide a compensation package that is contingent upon and recognizes individual performance as well as the attainment of business objectives and overall business results.

Components of Compensation

The key elements of INTAC’s executive compensation program are base salary, annual cash bonuses and equity incentive compensation. The Board of Directors does not use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Board of Directors considers all elements of an executive’s total compensation package, recommendations of the Chief Executive Officer (as discussed below) and other objective and subjective criteria the Board of Directors deems appropriate with respect to each executive officer.

Executive Officer Compensation

Mr. Darnell is the Company’s only executive officer other than Mr. Zhou, the Company’s Chief Executive Officer.  Mr. Darnell has an employment agreement that provides for a minimum annual base salary and cash bonus. Mr. Darnell’s annual base salary and cash bonus were paid in accordance with the terms of his employment agreement for 2004.

The Board of Directors believes that equity ownership by management is beneficial in aligning management’s and stockholders’ interests with the enhancement of stockholder value.  The 2001 LTIP facilitates equity ownership by management. Mr. Darnell was awarded options to purchase 300,000 shares of the Company’s common stock under the 2001 LTIP on July 29, 2002, two-thirds of which have vested and are currently exercisable. The remaining stock options will vest on July 29, 2005.  The Board of Directors may consider additional grants of stock options to Mr. Darnell.

Chief Executive Officer Compensation

Mr. Zhou, the Company’s Chief Executive Officer, has an employment agreement with the Company that provides for a minimum annual base salary.  Mr. Zhou’s annual base salary was paid in accordance with the terms of his employment agreement for 2004.

As INTAC moves forward in its efforts to create stockholder value in the years ahead, the Board of Directors will continue to review, monitor and evaluate INTAC’s program for executive compensation to assure that it is internally effective in support of INTAC’s strategy, competitive in the marketplace to attract, retain and motivate the talent needed to achieve INTAC’s financial and strategic objectives, and appropriately rewards the creation of value on behalf of INTAC’s stockholders.

Section 162 of the Internal revenue Code

The Company attempts to take all proper tax deductions while maintaining the ability to pay compensation which is deemed to be in the Company’s interest, but which may not be deductible.  Section 162 of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount of compensation paid to its officers unless the compensation is performance based.  The 2001 LTIP provides for performance based criteria which is intended to comply with Section 162.

Board of Directors of INTAC International, Inc.

Wei Zhou
J. David Darnell
Theodore P. Botts
Qi Feng
Kevin Jones
Dr. Heinz-Gerd Stein
Larrie A. Weil

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of April 22, 2005, the beneficial ownership of our common stock held by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each Named Executive Officer listed in the Summary Compensation Table included elsewhere; and (iv) all directors and executive officers as a group. The address of each executive officer and director is c/o INTAC International, Inc., 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248 U.S.A.

Name of Beneficial Owners	Number of Shares Beneficially Owned (1)	Percentage of Ownership (2)
Deutsche Bank Aktiengesellschaft Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	1,469,578	6.6%

Executive Officers and Directors:
Wei Zhou	11,950,000	54.0%
Dr. Heinz-Gerd Stein	600,000	2.7%
J. David Darnell (3)	200,000	*
Theodore P. Botts (4)	16,667	*
Qi Feng (4)(5)	16,667	*
Kevin Jones (4)	16,667	*
Larrie A. Weil (4)	16,667	*
All Executive Officers and Directors as a Group (7 persons) (6)	12,816,668	57.8%

* Represents less than 1%

(1)          Pursuant to the rules of the Securities and Exchange Commission, a person or group is deemed to have “beneficial ownership” of any shares with regard to which such person or group has or shares voting or investment power or has or shares the right to acquire such power within 60 days of April 22, 2005, such as pursuant to the conversion or exchange of securities or the exercise of stock options or warrants.  For purposes of computing the percentage of outstanding shares held by any person or group of persons, shares that such person or group has the right to acquire within 60 days of April 22, 2005 are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)          Based on 22,121,455 shares of common stock outstanding on April 22, 2005.

(3)          Includes 200,000 shares of common stock that may be acquired upon the exercise of options that are currently exercisable.

(4)          Consists solely of 16,667 shares of common stock that may be acquired upon the exercise of options that are currently exercisable.

(5)          Mr. Feng has resigned from the Board effective June 8, 2005.

(6)          Includes 266,668 shares of common stock that may be acquired upon the exercise of options that are currently exercisable.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than ten percent of a class of the Company’s equity securities registered under such act to file reports of ownership and changes in ownership with the Securities Exchange Commission.  The Security Exchange Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) forms were required for those persons, the Company believes that during 2004 all filing requirements applicable to its officers, directors, and greater than ten-percent stockholders were complied with, except that Messrs. Botts, Feng, Jones, Stein, Weil and Samwer failed to timely file their Form 3s.

PERFORMANCE GRAPH

The following graph is included in accordance with the SEC’s executive compensation disclosure rules.  This historic stock price performance is not necessarily indicative of future stock performance.  The graph compares the change in the cumulative total return of the Company’s common stock, the Nasdaq Composite Index, the Morgan Stanley Capital International China Index and the Halter USX China Index.  The Morgan Stanley Capital International China Index was included because it is comprised solely of public companies doing business primarily in China and it provides a comparative analysis of our market performance as compared to other public companies doing business in China. The Halter USX China Index (for which data is only available from September 30, 2004) was included because we believe that it includes a number of companies that are engaged in one of the lines of business in which we are engaged. We are not aware of any company that is engaged in both of the lines of business in which we are engaged.  The graph illustrates total stockholder return assuming that $100 was invested in the Company’s common stock and each index on October 4, 2001, other than the Halter USX China Index, which assumes $100 invested on September 30, 2004.

	4-Oct-01	31-Dec-01	31-Dec-02	31-Dec-03	30-Sep-04	31-Dec-04
Intac International	$100	$125	$120	$273	$201	$325
NASDAQ Composite Index	$100	$121	$84	$125	$119	$137
Morgan Stanley Capital International China Index	$100	$80	$62	$80	$81	$89
Halter USX China Index					$100	$111

PROPOSAL 2.

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KBA Group LLP as the independent auditors of INTAC for the fiscal year ending December 31, 2005.  Stockholder ratification of the selection of KBA as the independent auditors of INTAC is not required by INTAC’s bylaws or otherwise.  However, the Board of Directors is submitting the selection of KBA to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that a change would be in the best interest of INTAC and its stockholders.

REQUIRED VOTE AND RECOMMENDATION

The ratification of the appointment of KBA Group LLP will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of KBA Group LLP as the Company’s independent auditors for 2005.

OTHER MATTERS

PROPOSALS OF STOCKHOLDERS FOR 2006 ANNUAL MEETING

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2006 Annual Meeting of Stockholders must be received by the Company at its offices located at 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248, U.S.A. by January 10, 2006. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail — return receipt requested. Pursuant to Rule 14a-4(c) of the Securities Exchange Act of 1934, the Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the Company’s 2006 annual meeting that the stockholder does not seek to have included in the Company’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 if (except as described in the following sentence) the proxy statement for the 2006 annual meeting discloses the nature of the matter and how the Board of Directors intends to exercise its discretion to vote on such matter, unless the Company is notified of the proposal on or prior to March 26, 2006, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2).  If the Company first receives notice of such matter after March 24, 2006, the Board of Directors may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2006 annual meeting. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT

The Company’s 2004 Annual Report to Stockholders is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as required to be filed with the Securities and Exchange Commission, excluding exhibits, is included within the 2004 Annual Report to Stockholders. Additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, excluding exhibits, will be mailed to stockholders without charge upon written request to J. David Darnell, Senior Vice President and Chief Financial Officer, 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248, U.S.A.  Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of the Common Stock of the Company on April 22, 2005.  Exhibits to the Form 10-K will be mailed upon similar request and payment of specific fees.  The 2004 Form 10-K is also available through the Securities and Exchange Commission’s World Wide Web site (www.sec.gov).

PLEASE READ THIS ENTIRE DOCUMENT.  As of the date of this statement, your management knows of no business to be presented to the Annual Meeting that is not referred to in the accompanying notice.  As to other business that may properly come before the Annual Meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which the Company did not receive timely notice.

Further information is available by request or can be accessed on the Internet.  We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith, file annual and quarterly reports, proxy and/or information statements and other information with the SEC.  Reports, proxy statements and other information we file can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.  A copy of any public filing is also available, at no charge, by contacting J. David Darnell at 469-916-9891.

By Order of the Board of Directors

/s/ WEI ZHOU
Wei Zhou, Secretary

Kowloon, Hong Kong
April 29, 2005

PROXY

INTAC INTERNATIONAL, INC.
Annual Meeting of Stockholders to be held on June 8, 2005
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints J. David Darnell and Wei Zhou, as proxy, with power of substitution to each proxy and substitute, to vote the Common Stock of the undersigned at the 2005 Annual Meeting of Stockholders of INTAC International, Inc. and at any adjournment thereof, as indicated on the reverse hereof on the proposals for Election of Directors and Ratification of Appointment of KBA Group LLP as independent auditors and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES FOR DIRECTORS AND FOR RATIFYING THE APPOINTMENT OF KBA GROUP LLP AS INDEPENDENT AUDITORS.

PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY
IN THE ENCLOSED ENVELOPE

SEE REVERSE	SEE REVERSE
SIDE	SIDE

☒	Please mark votes as in this example.

The Board of Directors Recommends a Vote For Item 1.

1.	Election of Directors

	Nominees: Wei Zhou, J. David Darnell, Theodore P. Botts, Kevin Jones, Dr. Heinz-Gerd Stein and Larrie A. Weil.	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

FOR ALL NOMINEES		WITHHELD FROM ALL NOMINEES

The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that said attorneys, proxies, or any of them or substitutes thereof may lawfully do by virtue hereof.

	☐		☐	Please sign exactly as your name appears. If acting as attorney, executor, trustee or in representative capacity, sign name and title.

The Board of Directors Recommends a Vote For Item 2.

2.	To ratify the appointment of KBA Group LLP as the independent auditors for INTAC International, Inc. for the fiscal year ended December 31, 2005.

FOR	☐	WITHHELD	☐	Please sign exactly as your name appears. If acting as attorney, executor, trustee or in representative capacity, sign name and title.

	Signature:	Date

For, except vote withheld from the above nominee(s).	Signature:	Date